Pangaea Logistics Solutions Ltd. Announces the Passing of
Founder and CEO Ed Coll

NEWPORT, RI – December 14, 2021-. With profound sadness, Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL) announces the death of Ed Coll, its Chairman and Chief Executive Officer and one of its founders. Over the last 25 years, Mr. Coll guided the Company from Newport, Rhode Island to become a leading worldwide dry bulk owner/operator of a fleet of 25 owned ships, operating a total fleet of up to 60 ocean-going vessels each day, to and from ports around the world.

Pangaea’s Board of Directors has made the Company’s temporary succession plan a permanent one, appointing Mark Filanowski, the Company’s Chief Operating Officer, as Chief Executive Officer. Mr. Richard du Moulin, a long-time Director of the Company, has been appointed Chairman of the Board of Directors. Mr. Claus Boggild, a founder and Director of the Company, has been appointed as a Lead Independent Director.

Mr. Filanowski commented on Mr. Coll’s presence in the Company, and in the shipping industry, “Ed Coll was a keen businessman, setting out a business plan that provides a steady stream of revenues and profits, while always adjusting to volatile markets, customer needs, and the times. He frequently saw opportunities where others did not, and he relentlessly pursued them. He surrounded himself with loyal employees, good customers, and the best advisors. Humble and generous, he was very close to his family, his employees, and the local community. He knew a lot of employee families, and he realized that these families are part of a successful business. His legacy in Pangaea is lasting, and we will continue to operate in the same way, as he trained us well. The thoughts and prayers of the entire Pangaea team are with the Coll family during this sad time.”

Mr. Boggild, a co-founder of the Company, commented: “Ed’s s passing is a loss for Pangaea, and for the whole shipping community. We extend our heartfelt condolences to the entire Coll family. Ed was a tremendous leader and well respected in the industry. He always promoted an entrepreneurial spirit at every level of the organization. The Company’s Board of Directors is extremely confident in the entire Pangaea team to continue to maximize Pangaea’s performance.”

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Emily Blum
Chief Financial Officer	Prosek Partners
401-846-7790	973-464-5240
Investors@pangaeals.com	eblum@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.